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

                                       EXHIBIT NO. 21
                                 Subsidiaries of Registrant
                                                      State or Other Jurisdiction         Percent of
Name of Subsidiary                                    of Incorporation                    Ownership
------------------                                    ---------------------------         ---------
Petrolite Canada Inc.                                 Dominion of Canada                     100
Petrolite France, S.A.                                Republic of France                     100
Petrolite GmbH                                        Federal Republic of Germany            100
Petrolite Iberica, S.A.                               Spain                                  100
Petrolite International Sales Corporation             U.S. Virgin Islands                    100
Petrolite Limited                                     United Kingdom of Great
                                                      Britain and Northern Ireland           100
Petrolite Norge A/S                                   Norway                                 100
Petrolite Pacific Pte. Ltd.                           Singapore                              100
South American Petrolite Corporation                  Delaware                               100
A.B. Engineering                                      Delaware                               100
Ecuatoriana de Petroquimicos-Petrolite, S.A.          Ecuador                                 80
P.T. Petrolite Indonesia Pratama                      Indonesia                               80
Petrolite Saudi Arabia Ltd.                           Saudi Arabia                            75
Petrolite (Malaysia) SDN.BHD.                         Malaysia                               100
Petrolite Suramericana, S.A.                          Venezuela                              100
Petrolite de Mexico S.A. de C.F.                      Mexico                                 100
Petrolite Trinidad, Inc.                              Missouri                               100
Petrolite Wax Partner Company                         Delaware                               100
Petrolite Nederland B.V.                              Netherlands                            100

      Each of these subsidiaries is included in the consolidated financial statements in this registration statement. The following three wholly owned subsidiaries are also included in the Registrants consolidated financial statements; however, the ownership is through other Registrant subsidiaries as follows: Petrolite Italiana S.p.A. is owned 100% by Petrolite Limited; Petrolite Handelsgesellschaft m.b.H., is owned 100% by Petrolite Limited; and Luzzato & Figlio is owned 96% by Petrolite France with the remaining 4% split equally between three other Registrant subsidiaries and the Registrant. In addition, the Registrant has a 50% interest in both Toyo-Petrolite Co., Ltd. in Japan and Bareco Products which are accounted for using the equity method.



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